EXHIBIT 99.1

 LD Micro Main Event  Nasdaq: ASPUwww.aspen.eduDecember 5, 2017

 SAFE HARBOR STATEMENT  Certain statements in this presentation and responses to various questions include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our opportunities and expectations from the nursing education sector, projected gross margins and adjusted gross margins, financial expectations of United States University and ability of United States University to drive growth to Aspen Group financial forecasts and projections. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include competition, difficulties the new Trump administration may encounter changing existing regulations including delays and litigation, ineffective media and/or marketing, changes in the nursing industry which make having a degree less attractive, failure to maintain growth in degree seeking students, our assumptions that we base our projections/forecasts on turn out to be inaccurate, difficulties with integration of United States University and Aspen Group and failure to generate sufficient revenue. Further information on our risk factors is contained in our filings with the SEC, including the 10-K dated July 25, 2017. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.Regulation G - Non-GAAP Financial Measures  This presentation includes a discussion of Adjusted EBITDA and Adjusted Gross Margins, non-GAAP financial measures. Certain information regarding these non-GAAP financial measures (including reconciliations to GAAP) is provided on the Investor Relations section of the Aspen website at www.ir.aspen.edu.

 ASPEN GROUP, INC. VISION  2   “To Make College Affordable Again in America”

# HOW: ASPEN FIRST TO EVER VERTICALLY INTEGRATE MARKETING

- **Best-in-class customer acquisition**
  - Management's expertise in Internet advertising and lead generation allowed Aspen to bring all marketing in-house
    - Do not utilize third-party lead gen firms
    - All ads utilizing university brands
    - Direct publisher relationships
    - Average customer acquisition costs ~$800 is 1/5th the cost of competitors (~$4,000 - $5,000)

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 ASPEN GROUP’S BUSINESS MODEL  4  Offer world class online education at half the cost of its competitors; committed to cash-based, pay-as-you-go education“Let’s Change Higher Education Forever” Students can pay $325/month for a Master’s degree = $11,700 (36 monthly payments)Students can pay $250/month for a Bachelor’s Degree = $18,000 (72 monthly payments)Students can pay $375/month for a Doctoral Degree = $27,000 (72 monthly payments)

 ASPEN UNIVERSITY OVERVIEW  6     Goal is to build the largest Nursing school in U.S. (4,068 at 10/31/17 – Top 5)

 THE NURSING DILEMMA  7  Critical Nursing shortage projected next decade (260,000 RN shortage by 2025)More than 1 million RNs will reach retirement age within next 10-15 years (average age of RNs is 47 years old); 525,000 replacement Nurses expected, bringing the job openings growth to 1.05mm by 2022Nursing expected to be among fastest growing occupations in U.S. through 2022 -- RN workforce expected to grow from 2.71mm RNs in 2012 to 3.24mm in 2022 (19%)*U.S. Nursing schools turned away 79,659 qualified applicants from Baccalaureate and Graduate programs in 2012 due to insufficient number of Faculty and classroom sites***Bureau of Labor Statistics **American Association of Colleges of Nursing Report

 ASPEN CAPTURING ~2% OF BSN COMPLETION STARTS  WSJ Article, March 6, 2016  Approximately 140K students currently enrolled in BSN Completion programs; or approx. 50,000 new enrolls/year

 MONTHLY PAYMENT METHODS NOW THE MAJORITY PAYMENT TYPE AT ASPEN U  9  Recurring Monthly Tuition Billing Now Exceeds $880,0003,410 degree-seeking students enrolled in a monthly payment method (as of 7/31/17)Total value of monthly payment plan contracts exceeds $30 million (as of 7/31/17)    Tuition Revenues by Payment Type (last 90 days avg.): Monthly Payment Methods: 66% -Monthly Payment Plan 62% -Monthly Installment Plan 4%Cash 9%Federal Financial Aid 17%Other (Corporate Tuition Reimbursement/Military) 9%Total 100%

# ASPEN UNIVERSITY UNIT ECONOMICS AMONG BEST IN SECTOR

- **Low customer acquisition costs and variable teaching costs create highly attractive unit economics – projecting 68%+ Gross Margins (70%+ Adjusted Gross Margins*) at scale**
  - Average course completions per student enrollment is 8 = **$7,000** revenue** (average $800 tuition/course today and rising), earned over 4+ years
  - **Direct Cost ~$2,000**
    - Student acquisition cost ~ $800 (average)
    - Teaching cost ~ $1,200 (average)
      - Hybrid faculty model (Full-Time/Adjunct Faculty)
      - <$150 per student course completion
      - Save ~$50,000 annual per F-T conversion
- **Gross Profit/New Student Enrollment ~ $5,000**

** This is a Non-GAAP financial measure - see slide 1 "Regulation G – Non-GAAP Financial Measures"*
***Assumes $600 of misc. revenue/student*

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UNITED STATES UNIVERSITY OVERVIEW (ACQUIRED 12/1/17)  12     Regionally-accredited United States University will allow AGI to drive growth across three key sectors over the next 24 months; primary focus will be fully-online graduate programs, except for the hybrid FNP programNursing (MSN)Education (MEd)Business (MBA)Master of Science in Nursing, Family Nurse Practitioner (FNP) hybrid online/on-campus licensure program projected to represent >50% of enrollments in 2018$27,000 tuition/fees, $375 monthly payments (72 months)

 UNITED STATES UNIVERSITY PROJECTIONS  13     United States University projected to represent ~20% of AGI revenues in Q4 FY’18Will rise to ~30% of AGI revenues by fiscal year-end 2019

 Summary Income Statement  14  Adjusted EBITDA is a Non-GAAP financial measure - see slide 1 “Regulation G – Non-GAAP Financial Measures”

 EQUITY SNAPSHOT   15  As of 12/1/17    Ticker on Nasdaq:  ASPU  Share Price:  $8.46  52 Week Range:  $2.46 - $9.25  Market Cap:  $115 Million  Shares Outstanding :  14.9 Million  Mgmt & BOD Ownership:  20%

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